Exhibit 99.01
News

                                                         [Southern Company Logo]

         Contacts:   Media: Marc Rice

                     404-506-5333 or 1-866-506-5333
                     media@southerncompany.com
                     www.southerncompany.com

                     Investors: Glen Kundert, 404-506-5135

                                                                 July 26, 2005

            Southern Company reports solid second quarter performance

ATLANTA - Southern Company today reported second quarter earnings of $387 million, or 52 cents per share. The results compared with earnings of $352 million, or 48 cents per share, in the second quarter a year ago.

Earnings for the first six months of this year were $710 million, or 95 cents per share, compared with earnings of $683 million, or 93 cents per share, in the same period a year ago.

Factors contributing positively to the earnings include continued economic strength in the Southeast and customer growth, especially residential and commercial. Offsetting the positive impacts was the weather, which was extremely mild throughout the second quarter of 2005, with above average rainfall and moderate temperatures.

"Our continued focus on execution of business plans, along with a strong economy in the Southeast, contributed to a successful second quarter," said Chairman, President and CEO David Ratcliffe. "Our performance was strong despite rising oil and energy prices, and the second-mildest second-quarter weather we've seen in our service territory in 15 years."

Second quarter revenues were $3.14 billion, compared with $3.01 billion in the same period a year ago. Revenues for the first six months of this year were $6.01 billion, compared with $5.74 billion in the first half of 2004.

In 2005, some Georgia Power industrial customers were reclassified from the industrial class to the commercial class to be consistent with the rate structure approved by the Georgia Public Service Commission. Adjusting the 2004 numbers for comparison purposes, kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 1.8 percent in the second quarter of this year, compared with the same period in 2004. Residential electricity use decreased 5.2 percent. Electricity use by commercial customers -- offices, stores and other non-manufacturing firms - decreased 0.9 percent. Industrial energy use increased 0.2 percent. As reported, without adjusting the 2004 kilowatt-hour sales, commercial sales for the second quarter of this year are up 1.6 percent and industrial energy sales are down 2.0 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, decreased 1.8 percent, compared with the second quarter last year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its second quarter performance. These materials are available at 7:30 a.m. EDT July 26 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EDT July 26, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as provide a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With more than 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index six years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer growth and Southern Company's strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2004, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

                                       ###